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Titan Pharmaceuticals, Inc.

                                                                    EXHIBIT 99.1

Company:                            Media:                      Investors:
Robert Farrell                      Mark Padgett                Dawn Lauer
Executive Vice President & CFO      GCI Group                   GCI Group
650-244-4990                        212-537-8082                212-537-8088


                    TITAN REPORTS SECOND QUARTER 2003 RESULTS

SOUTH SAN FRANCISCO, CA - AUGUST 11, 2003 - Titan Pharmaceuticals, Inc. (ASE:
TTP) today announced financial results for the second quarter ended June 30, 2003.

Operating expenses for the second quarter of 2003 were approximately $7.0 million compared with operating expenses of $8.3 million for the second quarter of 2002. For the first six months of 2003, operating expenses were approximately $14.0 million, a reduction of approximately $3.0 million compared with operating expenses of $17.0 million for the first six months of 2002.

Net loss for second quarter 2003 was approximately $6.7 million, or $0.24 per share, compared to a net loss of $7.0 million, or $0.25 per share, for the second quarter in 2002. For the first 6 months of 2003, net loss was $13.2 million or $0.48 per share, compared to a net loss of $12.0 million or $0.43 per share, for the same six-month period in 2002.

Revenues for the first six months of 2003 were approximately $28,000, compared to $2.5 million for the same six-month period in 2002. The difference in revenue is primarily the result of a milestone payment Titan received from Schering AG for Spheramine(R) in the first quarter of 2002.

Interest income, net of other expenses, for second quarter 2003 was approximately $309,000 compared to $1.1 million for second quarter 2002, primarily reflecting a decline in interest rates, and a lower balance of cash and marketable securities. For the first six months of 2003, interest income, net of other expenses, was $776,000 compared to $2.5 million for the same six-month period in 2002. At June 30, 2003, the Company had approximately $59.6 million in cash, cash equivalents and marketable securities.

"Our operating results indicate that we continue to achieve significant quarter-over-quarter reductions in operating expenditures," stated Dr. Louis R. Bucalo, Chairman, President and CEO. "These reductions were made while significantly advancing our four core product programs in clinical testing. We look forward to further advancing these core programs during the second half of the year."


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Following is an update on the status and progress of Titan's core development programs:

SPHERAMINE
Enrollment in a randomized, controlled, blinded, multi-center Phase IIb clinical study of Spheramine in advanced Parkinson's disease is proceeding on schedule, and the first cohort of twelve patients has been enrolled. Schering AG, Germany, Titan's corporate partner for the development of Spheramine, is funding and co-managing the study. In the second quarter, results from a pilot clinical study of Spheramine, demonstrating an average 41 percent improvement in patients' motor function 2 years post treatment, were presented at the American Academy of Neurology.

PIVANEX
A randomized, controlled, multi-center Phase IIb clinical study of Pivanex in combination with docetaxel in the treatment of non-small cell lung cancer (NSCLC) was initiated in June. Pivanex is being administered at the same dose level at which it demonstrated encouraging tumor response and survival data in a previous Phase II clinical study, in which Pivanex was administered as a single agent. In related development activities, additional laboratory study results demonstrating that Pivanex is synergistic with docetaxel against NSCLC were presented at the meeting of the American Association for Cancer Research in July. Pivanex is a histone deacetylase inhibitor with potential activity in a wide range of cancers.

GALLIUM MALTOLATE
Titan is completing the Phase I portion of a Phase I/II clinical study of gallium maltolate in several cancers. There have been no significant adverse events, and the maximum tolerated dose level has not yet been reached. Accordingly, additional patient cohorts are being enrolled at higher doses. Preclinical testing of gallium maltolate in other disease settings is also ongoing. Gallium maltolate is a novel oral agent for the treatment of cancer and bone disease.

PROBUPHINE
Titan is advancing a pilot clinical study of Probuphine, a novel long-term treatment for opiate addiction that utilizes Titan's proprietary ProNeura drug delivery system. The first cohort of six patients has been enrolled at the first dose level being studied, with no adverse effects seen to date. Probuphine has been shown in preclinical studies to deliver targeted therapeutic levels of buprenorphine, an approved agent for the treatment for opiate addiction, for eight months with no adverse effects. Results from these preclinical studies were presented at the Meeting of the Controlled Release Society held in Glasgow, Scotland in July 2003.

Conference Call Information:

Titan will hold a conference call today at 2:00 PM Eastern Daylight Time to discuss the Company's financial results for the second quarter and first six months of the year. The conference call will be broadcast live over the Internet at www.titanpharm.com. Webcast listeners should log on at least 10 minutes prior to the scheduled start time of the call to register and download or install any required audio software.

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ABOUT TITAN PHARMACEUTICALS

Titan Pharmaceuticals, Inc. (ASE: TTP) is a biopharmaceutical company focused on the development and commercialization of novel treatments for central nervous system (CNS) disorders, cancer and other serious and life-threatening diseases. Titan's numerous products in development utilize novel technologies that have the potential to significantly improve the treatment of these diseases. Titan also establishes partnerships with multinational pharmaceutical companies and government institutions for the development of its products.

The press release may contain "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to the Company's development program and any other statements that are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates that could slow or prevent product development or commercialization, the uncertainty of patent protection for the Company's intellectual property or trade secrets and the Company's ability to obtain additional financing if necessary. Such statements are based on management's current expectations, but actual results may differ materially due to various factors, including those risks and uncertainties mentioned or referred to in this press release.

                                      # # #


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

                                       TITAN PHARMACEUTICALS, INC.
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)

                                              THREE MONTHS ENDED JUNE 30,    SIX MONTHS ENDED JUNE 30,
                                              ---------------------------   ---------------------------
                                                 2003            2002           2003           2002
                                              ------------   ------------   ------------   ------------
                                                                     (UNAUDITED)

License and contract revenue                  $         2    $       151    $        28    $     2,498
                                              ------------   ------------   ------------   ------------
    Total revenue                                       2            151             28          2,498

Operating expenses:
    Research and development                        5,735          6,919         11,377         14,405
    General and administrative                      1,257          1,391          2,638          2,601
                                              ------------   ------------   ------------   ------------
      Total operating expenses                      6,992          8,310         14,015         17,006
                                              ------------   ------------   ------------   ------------
Loss from operations                               (6,990)        (8,159)       (13,987)       (14,508)
      Interest income, net of other expense           309          1,127            776          2,526
                                              ------------   ------------   ------------   ------------
Net loss                                      $    (6,681)   $    (7,032)   $   (13,211)   $   (11,982)
                                              ============   ============   ============   ============

Basic and diluted net loss per share          $     (0.24)   $     (0.25)   $     (0.48)   $     (0.43)
                                              ============   ============   ============   ============

Shares used in computing basic and
    diluted net loss per share                     27,643         27,642         27,643         27,642
                                              ============   ============   ============   ============

                             CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                     JUNE 30,     DECEMBER 31,
                                                                       2003          2002
                                                                    ------------  ------------
                                                                     (unaudited)     (Note A)
Assets
    Cash, cash equivalents, and marketable securities               $    59,641   $    73,450
    Prepaid expenses, receivables, and other current assets               1,859         1,197
                                                                    ------------  ------------
      Total current assets                                               61,500        74,647
    Furniture and equipment, net                                            930           979
    Investment in other companies                                           300           300
                                                                    ------------  ------------
                                                                    $    62,730   $    75,926
                                                                    ============  ============
Liabilities and Stockholders' Equity
    Current liabilities                                             $     3,991   $     3,945
    Minority interest - Series B preferred stock of Ingenex, Inc.         1,241         1,241
    Stockholders' Equity                                                 57,498        70,740
                                                                    ------------  ------------
                                                                    $    62,730   $    75,926
                                                                    ============  ============

Note A: The balance sheet has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statement presentation.